                                                                   EXHIBIT 10.2


                                     FORM OF
                               SERVICES AGREEMENT

         THIS AGREEMENT is made as of May __, 2000, by and between Great Lakes Chemical Corporation, a Delaware corporation ("GLC"), and OSCA, Inc., a Delaware corporation ("OSCA") (OSCA and GLC are at times referred to herein individually as a "Party" and collectively as the "Parties").

         WHEREAS, GLC and OSCA are parties to the Master Separation Agreement (the "MSA") entered into in connection with the separation of OSCA from GLC (the "Separation"), dated as of May __, 2000.

         WHEREAS, prior to such Separation, GLC has heretofore provided certain services to OSCA and in connection with such Separation, OSCA has requested from GLC that certain Transitional Services (as hereinafter defined) continue pursuant to this Agreement and GLC has agreed to provide these Transitional Services on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, GLC and OSCA mutually covenant and agree as follows:

         1. Definitions.

         "Distribution" means the distribution of OSCA Common Stock by GLC in one or more transactions occurring after the Initial Public Offering that collectively have the effect that all shares of OSCA Common Stock held by GLC are distributed to GLC stockholders.

         "Distribution Date" means any date or dates, as the case may be, determined by GLC, in its sole and absolute discretion, to be a date on which shares of OSCA Common Stock held by GLC are distributed in connection with the Distribution.

         "Divestiture" means the divestiture, if one shall occur, of OSCA Common Stock by GLC in on or more transactions occurring after the Initial Public Offering, which may or may not include a Distribution.

         "Divestiture Date" means any date or dates, as the case may be, determined by GLC, in its sole and absolute discretion, to be a date on which shares of OSCA Common Stock held by GLC are divested in connection with the Divestiture.

         "Effective Date" shall mean the date of the closing of the initial public offering by OSCA of shares of OSCA common stock.

         "Time Period" shall have the meaning set forth in Section 2(a)(i) of this Agreement.

         "Transitional Services" shall have the meaning set forth in Section 2(a)(i) of this Agreement.

         2. Transitional Services.

         (a) Services Provided.

         (i) Upon the terms and subject to the conditions set forth in this Agreement, GLC will provide to OSCA those administrative and support services listed in Appendix A attached hereto (hereinafter referred to individually as a "Transitional Service", and collectively as the "Transitional Services"), during the time period for each Transitional Service set forth on Appendix A (hereinafter referred to as the "Time Periods" for all of the Transitional Services, and the "Time Period" for each Transitional Service).

         (ii) GLC shall perform the Transitional Services exercising the same degree of care as it exercises in performing the same or similar services for its own account, with priority equal to that provided to its own businesses or those of any of its affiliates, subsidiaries or divisions. Nothing in this Agreement shall require GLC to favor OSCA over GLC's businesses or those of any of its affiliates, subsidiaries or divisions.

         (iii) In no event shall OSCA be entitled to any new service without the prior written consent of GLC, which consent may be withheld by GLC for any or no reason in its sole and absolute discretion. GLC shall not be required to provide OSCA extraordinary levels that are above the ordinary levels which existed prior to the Effective Date of Transitional Services, special studies, training, or the like or the advantage of systems, equipment, facilities, training, or improvements procured, obtained or made after the Effective Date by GLC.

         (iv) In addition to being subject to the terms and conditions of this Agreement for the provision of the Transitional Services, OSCA agrees that the Transitional Services provided by third parties shall be subject to the terms and conditions of any agreements between GLC and such third parties.

         (b) Representatives. GLC and OSCA shall each nominate a representative to act as the primary contact person for the provision of all of the Transitional Services (collectively, the "Primary Coordinators"). The initial Primary Coordinators shall be Steven Brading for OSCA and David Buell for GLC. The initial coordinators for each Party for each Transitional Service shall be the individuals named in the description of such Transitional Service in Appendix A (the "Service Coordinators"). Each Party shall advise the other Party in writing of any change in the Primary

Coordinators and any Service Coordinator. GLC and OSCA agree that all communications relating to the provision of the Transitional Services shall be directed to both the respective Service Coordinators and Primary Coordinators for such Transitional Service.

         (c) Personnel.

         (i) In providing the Transitional Services, GLC, as it deems necessary or appropriate in its sole discretion, may (A) use its personnel or that of its affiliates, and (B) employ the services of third parties to the extent such third party services are routinely utilized to provide similar services to other GLC businesses or are reasonably necessary for the efficient performance of any of the Transitional Services.

         (ii) OSCA agrees that in the provision of the Transitional Services, GLC shall be entitled to use a reasonable amount of the services of those former employees of GLC, who will be employed by OSCA as a result of the initial public offering of OSCA, which employees shall be made available by OSCA to GLC for this purpose for consideration, to be agreed provided, that GLC's use of such employees shall not unreasonably interfere with the duties of such employees for OSCA.

         (d) No Obligation to Continue to Use Transitional Services.

         (i) OSCA shall have no obligation to continue to use any of the Transitional Services and may delete any Transitional Service by providing to GLC the written notice described in Section 2(d)(ii) below. If any Transitional Service is terminated by OSCA, GLC shall have the option, in its sole and absolute discretion, to discontinue any related Transitional Services by providing written notice to OSCA.

         (ii) For the purposes of this Section, unless otherwise specifically set forth in Appendix A, written notice of the termination of a Transitional Service must be provided by OSCA prior to the fifteenth (15th) day of a calendar month with such notice to be effective as of the last day of the following calendar month.

         (iii) If any Transitional Service is terminated by OSCA as described herein, such Transitional Service may be reinstated only with the mutual consent of both GLC and OSCA.

         (e) GLC Access. To the extent reasonably required for GLC's personnel to perform the Transitional Services, OSCA shall provide GLC's personnel with access to its equipment, office space, plants, and any other areas and equipment necessary for the provision of the Transitional Services; provided, that such access shall not unreasonably interfere with OSCA's conduct of its business.

         (f) Compensation for Transitional Services.

         (i) Consideration. As consideration for the Transitional Services, OSCA shall pay to GLC the amount specified for each Transitional Service as set forth in Appendix A hereof. Upon the termination of any Transitional Service in accordance with Section 2(d)(ii) above, the compensation to be paid under this
Section 2(f) shall be reduced by the amount specified for such terminated Transitional Service.

         (ii) Taxes.

              (A) Income, Profits, and Capital Gains Taxes. GLC shall pay all income taxes and taxes on capital gains, and related fines, penalties and interest thereon assessed or levied against GLC by any government authority or any political subdivision thereof or by the government of any other country against GLC or GLC's subcontractors in respect of the Transitional Services performed under this Agreement.

              (B) Other Taxes. All other taxes (other than those specified in Section 2(f)(ii)(A) above), assessed on the provision of Transitional Services shall be paid by OSCA.

         (iii) Invoicing and Payment. OSCA shall pay all undisputed amounts contained in GLC's invoices within 30 days after receipt thereof (the "Payment Due Date") less any amount OSCA is required by law to withhold or deduct. Such payment shall not prejudice OSCA's right to subsequently dispute any part of an invoice. In the event OSCA disputes an item billed, OSCA shall, within 15 days of receipt of GLC's invoice, notify GLC in writing of the item in dispute, specifying OSCA's complaint. OSCA may withhold payment of items in dispute without interest until the dispute is resolved. The undisputed amount, however, shall be paid without delay.

         (g) Limitation of Liability and Warranty.

         (i) In the absence of gross negligence or reckless or willful misconduct on GLC's part, and whether or not it is negligent, GLC shall not be liable for any claims, liabilities, damages, losses, costs, expenses (including, but not limited to, settlements, judgments, court costs and reasonable attorneys' fees), fines and penalties, arising out of any actual or alleged injury, loss or damage of any nature whatsoever in providing or failing to provide the Transitional Services to OSCA. Notwithstanding anything to the contrary contained herein, in the event GLC commits an error with respect to or incorrectly performs or fails to perform any Transitional Service, at OSCA's request, GLC shall use reasonable efforts to correct such error, re-perform or perform such Transitional Service; provided, that GLC shall have no obligation to recreate any lost or destroyed data to the extent the same cannot be cured by the re-performance of the Transitional Service in question.

         (ii) GLC's liability for damages to OSCA for any cause whatsoever, and regardless of the form of action, whether in contract or in tort, including negligence, gross negligence or willful misconduct, shall be limited to the payments made hereunder for the specified

Transitional Service that allegedly caused the damage during the period in which the alleged damage was incurred by OSCA. In no event shall GLC be liable for any damages caused by OSCA's failure to perform OSCA's responsibilities hereunder. GLC will not be liable to OSCA for any act or omission of any other entity (other than due to a default by GLC in any agreement between GLC and such other entity) furnishing any Transitional Service.

         (iii) Notwithstanding anything to the contrary contained herein or at law or in equity, neither party shall be liable to the other for punitive, special, indirect, incidental or consequential damages (including, without limitation, damages for loss of business profits, business interruption or any other loss) arising from or relating to any claim made under this Agreement or regarding the provision of or the failure to provide the Transitional Services.

         3. Confidentiality.

         (a) Obligation.

         (i) In addition to any obligations of confidentiality pursuant to other agreements between the Parties, without the prior written consent of the other Party, each Party shall hold in confidence and not disclose to any third party any confidential information received by it from the other Party during the provision of the Transitional Services, including, without limitation, information which is not related to the Transitional Services.

         (ii) Each Party agrees that it shall only use the confidential information received by it from the other Party in connection with the provision or receipt of the Transitional Services, and for no other purpose whatsoever.

         (iii) For the purposes of this Agreement, confidential information shall not include information (A) which is or becomes part of the public domain other than through breach of this Agreement or through the fault of the receiving Party; (B) which is or becomes available to the receiving Party from a source other than the disclosing Party, which source has no obligation of confidentiality to the disclosing Party in respect thereof; (C) which is required to be disclosed by law or governmental order; or (D) the disclosure of which is mutually agreed to by the Parties.

         (b) Effectiveness. The foregoing obligation of confidentiality shall be in effect during the term of this Agreement and any extensions thereof and for a period of five (5) years after the termination or expiration of this Agreement.

         (c) Care and Inadvertent Disclosure. With respect to any confidential information, each Party agrees as follows:

         (i) it shall use the same degree of care in safeguarding said information as it uses to safeguard its own information which must be held in confidence; and

         (ii) upon the discovery of any inadvertent disclosure or unauthorized use of said information, or upon obtaining notice of such a disclosure or use from the other Party, it shall take all necessary actions to prevent any further inadvertent disclosure or unauthorized use, and, subject to the provisions of
Section 2 above, such other Party shall be entitled to pursue any other remedy which may be available to it.

         4. Term And Termination.

         (a) Term. This Agreement shall become effective on the Effective Date and shall remain in force until the earlier of (i) the Distribution Date, (ii) the Divestiture Date, (iii) the expiration of the longest Time Period, (iv) OSCA's termination of all of the Transitional Services in accordance with
Section 2(d) above, or (v) the termination of this Agreement under Section 4(b), 11 or 15 below.

         (b) Termination.

         (i) If a Party (hereafter called the "Defaulting Party") shall fail to perform or default in the performance of any of its obligations under any applicable Transitional Service (other than as described in subsection (ii) below), the other Party (hereinafter called the "Non-Defaulting Party") may give written notice to the Defaulting Party specifying the nature of such failure or default and stating that the Non-Defaulting Party intends to terminate any affected Transitional Service if such failure or default is not cured within forty-five (45) days of such written notice. If any failure or default so specified is not cured within such forty-five (45) day period, the Non-Defaulting Party may elect to immediately terminate the affected Transitional Services; provided, however, that if the failure or default relates to a good faith dispute by the Defaulting Party, the Non- Defaulting Party may not terminate any such Transitional Service pending the resolution of such dispute. Such termination shall be effective upon giving a written notice of termination from the Non-Defaulting Party to the Defaulting Party and shall be without prejudice to any other remedy which may be available to the Non-Defaulting Party against the Defaulting Party.

         (ii) Either Party may immediately terminate this Agreement by written notice to the other Party without any prior notice upon the occurrence of any of the following events:

              (A) the other Party enters into proceedings in bankruptcy or insolvency;

              (B) the other Party shall make an assignment for benefit of creditors;

              (C) a petition shall be filed against the other Party under a bankruptcy law, a corporate reorganization law, or any other law for relief as a debtor (or similar law in purpose or effect); or

              (D) the other Party enters into liquidation or dissolution proceedings.

         (c) Administrative and Support Services.

         (i) OSCA acknowledges that GLC is providing the Transitional Services as an accommodation to OSCA to allow OSCA a period of time to obtain its own administrative and support services for its businesses. During the term of this Agreement, OSCA agrees that it shall take all reasonable steps necessary to obtain its own administrative and support services prior to the expiration of the Time Period for each Transitional Service.

         (ii) GLC shall have no liability of any kind or nature whatsoever (including, without limitation, indirect, consequential, special, incidental or punitive damages) to OSCA, or to anyone claiming by or through OSCA, for GLC ceasing to provide (or have a third party provide) any Transitional Service upon the expiration of the Time Period. OSCA shall hold GLC harmless and waives any and all rights, at law or in equity, that it may have to bring any suit, including, but not limited to, injunctive relief, or to any claims, damages, loss, costs (including attorney fees), actions, or liability against GLC or GLC's employees, agents, assignees, subsidiaries or affiliates arising out of GLC's ceasing to provide any Transitional Service upon the expiration of the Time Period for such Transitional Service or the termination of this Agreement.

         (d) Survival of Certain Obligations. Without prejudice to the survival of the other agreements of the Parties, the following obligations shall survive the termination of this Agreement: (i) for the period set forth therein, the obligations of each Party under Sections 3, 4 and 5, and (ii) GLC's right to receive the compensation for the Transitional Services provided, and reimbursement of the costs and expenditures described in Section 2(f) above incurred, prior to the effective date of termination.

         (e) Conditions. Consummation of the transactions provided in this Agreement are conditioned upon and shall only be effected after the closing of the initial public offering.

         5. Indemnities.

         (a) Indemnity by OSCA. Subject to the limitation set forth in Section 2(g)(iii) above, OSCA shall indemnify, defend and hold GLC harmless against any and all claims, liabilities, damages losses, costs, expenses (including, but not limited to, settlements, judgments, court costs and reasonable attorneys' fees), fines and penalties arising out of any injury or death, and any loss or damage of any nature whatsoever (including, without limitation, loss of or damage to property, or damage to the environment) due or relating to the operations and activities of OSCA, except for losses, liabilities, obligations, costs, expenses or damages which are the direct and sole result of gross negligence or willful misconduct of the personnel of GLC and/or any contract personnel who are managed and directed by GLC.

         (b) Indemnity by the Parties for Claims by Employees. GLC and OSCA mutually agree to defend, indemnify and hold harmless each other from and against any and all claims or causes of action for injury to or death of their respective employees which may arise in connection with the performance of this Agreement, regardless of the cause or reason thereof, and regardless of the negligence of the other.

         (c) Term of Indemnity and Filing of Actions. The indemnities contained in this Section 6 shall survive for a period of three (3) years after the termination of this Agreement for any reason, and any claim for indemnity under this Article must be made by written notice to the indemnifying Party within one
(1) year after the discovery thereof.

         6. Amendments. This Agreement shall not be supplemented, amended or modified in any manner whatsoever (including by course of dealing or of performance or usage of trade) except in writing signed by the Parties.

         7. Successors and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall assign this Agreement or any rights herein without the prior written consent of the other Party, which may be withheld for any or no reason; provided, however, that GLC may assign this Agreement in connection with the sale of all or substantially all of its assets.

         8. Notices. All notices, consents, requests, approvals, and other communications provided for or required herein, and all legal process in regard thereto, must be in writing and shall be deemed validly given, made or served,
(a) when delivered personally or sent by telecopy to the telecopier number indicated below with a required confirmation copy sent in accordance with subsection (c) below; or (b) on the next business day after delivery to a nationally- recognized express delivery service with instructions and payment for overnight delivery; or (c) on the fifth (5th) day after deposited in any depository regularly maintained by the United States postal service, postage prepaid, certified or registered mail, return receipt requested, addressed to the following addresses (i.e., the Primary Coordinators and to the respective Service Coordinators as identified in the applicable Appendix) or to such other address as the Party to be notified shall have specified to the other Party in accordance with this section:

    If to GLC:

            Great Lakes Chemical Corporation
            500 East 96th Street
            Indianapolis, Indiana 46240
            Attention:  Vice President and General Counsel
            Telecopier Number:  (317) 705-6415

    If to OSCA:

            OSCA Inc.
            156 Commission Boulevard
            Lafayette, Louisiana 70598
            Attention: Vice President and Chief Financial Officer Telecopier Number: (318) 837-5211

         9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of Delaware.

         10. Headings. The various headings used in this Agreement are for convenience only and are not to be used in interpreting the text of the Sections in which they appear or to which they relate.

         11. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any portion of this Agreement is declared invalid for any reason in any jurisdiction, such declaration shall have no effect upon the remaining portions of this Agreement, which shall continue in full force and effect as if this Agreement had been executed with the invalid portions thereof deleted; provided, that the entirety of this Agreement shall continue in full force and effect in all other jurisdictions. Notwithstanding the foregoing, if the portion of this Agreement which is declared invalid has the effect of reducing the compensation due hereunder or preventing the reimbursement of the costs and expenditures described in Section 2(f) above, GLC, at its sole discretion, may terminate this Agreement by providing thirty (30) days written notice to OSCA.

         12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

         13. Reservation of Rights. Either Party's waiver of any of its rights or remedies afforded hereunder or at law is without prejudice and shall not operate to waive any other rights or remedies which that Party shall have available to it, nor shall such waiver operate to waive the Party's rights to any remedies due to a future breach, whether of a similar or different nature. The failure or delay of a Party in exercising any rights granted to it hereunder shall not constitute a waiver of any such right and that Party may exercise that right at any time. Any single or partial exercise of any particular right by GLC shall not exhaust the same or constitute a waiver of any other right.

         14. Force Majeure. Any failure or omission by a Party in the performance of any obligation under this Agreement shall not be deemed a breach of this Agreement or create any liability, if the same arises from any cause or causes beyond the control of such Party, including, but not limited to, the following, which, for purposes of this Agreement shall be regarded as beyond the control of each of the Parties hereto: acts of God, fire, storm, flood, earthquake, governmental regulation or direction, acts of the public enemy, war, rebellion, insurrection riot, invasion, strike or lockout; provided, however, that such Party shall resume the performance whenever such causes are removed. Notwithstanding the foregoing, if such Party cannot perform under this Agreement for a period of forty-five (45) days due to such cause or causes, either Party may terminate this Agreement by providing written notice to the other Party.

         15. Relationship of the Parties. It is expressly understood and agreed that in rendering the Transitional Services hereunder, GLC is acting as an independent contractor and that this Agreement does not constitute either Party as an employee, agent or other representative of the other Party for any purpose whatsoever. Neither Party has the right or authority to enter into any contract, warranty, guarantee or other undertaking in the name or for the account of the other Party, or to assume or create any obligation or liability of any kind, express or implied, on behalf of the other Party, or to bind the other Party in any manner whatsoever, or to hold itself out as having any right, power or authority to create any such obligation or liability on behalf of the other or to bind the other Party in any manner whatsoever (except as to any actions taken by either Party at the express written request and direction of the other Party).

         16. Setoff. Subject to Section 2(f)(iii), if OSCA fails to pay any amount owing to GLC when due, GLC is hereby authorized at any time from time to time, without notice to OSCA (any such notice being expressly waived by OSCA), to set off and apply (or cause any affiliate of GLC to set off and apply) any and all amounts at any time held and any indebtedness at any time owing by GLC or such affiliate to or for the credit of the account of OSCA, against any or all of such amounts, and any amount due under this Agreement, any promissory note or otherwise, irrespective of whether or not GLC shall have made any demand and although such obligations may be unmatured. The rights stated in this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off or lien) that GLC may have.

         17. Conflict. In case of conflict between the terms and conditions of this Agreement and any Appendix, the terms and conditions of such Appendix, shall control and govern as it relates to the Transitional Service to which those terms and conditions apply.

         18. Entire Agreement. All understandings, representations, warranties and agreements, if any, heretofore existing between the Parties regarding the Transitional Services are merged into this Agreement, including the Appendices attached hereto, which fully and completely express the agreement of the Parties with respect to the subject matter hereof. The Parties have entered into this Agreement after adequate investigation with neither Party relying upon any statement or representation not contained in this Agreement, or Appendices attached hereto.

         19. Language. This Agreement is executed in the English language, and any interpretation or construction of this Agreement shall be based solely on the English language official text.

         20. Waiver of Jury Trial and Consent to Jurisdiction. Each party hereby (a) waives any and all rights it may have to a jury trial in connection with any matter or right arising under this Agreement or relating to the Transitional Services, (b) consents to the exclusive jurisdiction of any state or federal court within the State of Delaware and irrevocably agrees that all actions or proceedings arising under or relating to this Agreement or the Transitional Services shall be litigated in any such court, and (c) waives any objection which it may have based upon improper venue or forum non conveniens to the conduct of any proceedings in any such court.

         21. Cooperation. OSCA and GLC shall reasonably cooperate with each other in carrying out the terms of this Agreement, and each party shall exchange such information with the other party, as may be reasonably required by the other party, with respect thereto.

         22. No Third Party Beneficiaries. No provision in this Agreement or in the Appendix, including any Attachment thereto, shall confer upon any person, other than the signatories hereto, any rights or remedies with respect to Transitional Services.

         23. Dispute Resolution. Any dispute between the parties arising out of or relating to this Agreement, including the interpretation of this Agreement, or any actual or purported breach of this Agreement, shall be resolved only in accordance with the following provisions:

         (a). Negotiation. GLC and OSCA shall attempt in good faith to resolve any such dispute promptly through negotiations of the parties. In the event of any such dispute, either party may deliver a notice setting forth, in reasonable detail, the nature of the dispute (the "Dispute Notice"), to the other party, and within 20 business days after the receipt of such Dispute Notice, the appropriate representatives of GLC and OSCA shall meet to attempt to resolve such dispute (the "Negotiation Period"). If such dispute has not been resolved within the Negotiation Period, or if one of the parties fails or refuses to negotiate such dispute, the issue shall be settled by arbitration pursuant to
Section 23(b) hereof. The results of such arbitration shall be final and binding on the parties.

         (b). Arbitration Procedure. Either party may initiate arbitration with regard to such dispute by giving the other party written notice either (i) at any time following the end of the Negotiation Period, or (ii) if the parties do not meet within 20 business days of the receipt of the Dispute Notice, at any time thereafter. The arbitration shall be conducted by three arbitrators in accordance with the Rules of Non-Administered Arbitration of Business Disputes promulgated by the Center for Public Resources, as in effect on the date hereof (the "CPR Rules"), except as otherwise provided in this Section 23. Within 20 days following receipt of the written notice of arbitration, GLC and OSCA shall each appoint one arbitrator. The two arbitrators so appointed shall appoint the third arbitrator. If either GLC or OSCA shall fail to appoint an arbitrator within such 20-day period, the arbitration shall be by the sole arbitrator appointed by the other party. Each of GLC and OSCA shall bear 50% of the aggregate expenses of the arbitrators. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss.ss. 1-14. The place of the arbitration shall be Indianapolis, Indiana. The final decision of the arbitrators shall be rendered no later than one year from the date of the written notice of arbitration.

         IN WITNESS WHEREOF, the parties hereto have caused this Services Agreement to be executed the day and year first above written.

                                      GREAT LAKES CHEMICAL CORPORATION


                                      By
                                        -------------------------------
                                      Its
                                        -------------------------------



                                      OSCA, INC.



                                      By
                                        -------------------------------
                                      Its
                                        -------------------------------

                                   APPENDIX A

                               TRANSITION SERVICES

RISK MANAGEMENT

         (a) Risk Management Services. GLC will continue to include OSCA within the overall GLC insurance program. OSCA will be responsible for reimbursing GLC the (1) cost of the premiums required to pay for the insurance coverage specific to OSCA (to be determined); and (2) $2,000 per month as its portion of the overall cost to administer the risk management program.

         (b) Service Coordinators. The initial Risk Management Service Coordinators will be Steve Brewer for GLC and Steven Brading for OSCA.

         (c) Time Period. The Time Period for Risk Management services shall begin on the Effective Date and shall end upon the first to occur of (i) the Distribution Date, (ii) the Divestiture Date and (iii) the cancellation of Risk Management services by OSCA.

HUMAN RESOURCES/BENEFITS

     (a) Health and Welfare Benefits. GLC will continue to include OSCA employees in the GLC medical, dental, prescription drugs, employee assistance, reimbursement accounts, life insurance, long term disability, accidental death and dismemberment, and business travel accident benefit plans. OSCA will use the services of GLC's current benefit providers for such benefit plans, including insurers, providers and administrators. OSCA will pay directly to such benefit providers (i) the actual amount of medical, dental and prescription drug claims attributable to OSCA employees and (ii) the administrative fees of such providers attributable to OSCA employees. OSCA shall pay to GLC $30.00 per month per employee for premiums and administrative fees applicable to the long term disability, accidental death and dismemberment and life insurance coverages for OSCA employees. Such amount shall be adjusted up or down based on OSCA's actual claims experienced.

         (b) Human Resource Administration and Support. GLC will provide support services with respect to human resource functions, including employee benefit plan administration, advice and consultation regarding the development and implementation of OSCA benefit plans, and assistance and participation in GLC's human resource programs and training, including HRR process, sales training, EVA training, AOP and STRAP processes. OSCA will pay GLC $7,872.00 per month for such support services.

         (c) Service Coordinators. The initial Human Resource/Benefits Service Coordinators will be Steve Mead for GLC and Bruce Leininger for OSCA.


         (d) Time Period. The Time Period for Human Resource/Benefits services shall begin on the Effective Date and shall end at 11:59 p.m. on December 31, 2000.

LEGAL

         (a) Legal Services. GLC will continue to provide legal assistance for general and intellectual property matters on an as-needed basis. OSCA will reimburse GLC $10,800 per month as its portion of the overall cost to provide this service. The monthly payment will be reduced by the amount of salary and fringe benefits paid by OSCA upon hiring an in-house attorney.

         (b) Service Coordinators. The initial Legal Service Coordinators will be Karen Duros for GLC and Steven Brading for OSCA.

         (c) Time Period. The Time Period for Legal services shall begin on the Effective Date and shall end upon the first to occur of (i) the Distribution Date, (ii) the Divestiture Date and (iii) the cancellation of Legal services by OSCA.

PURCHASING

         (a) Purchasing Services. OSCA will place its own orders locally and will be billed directly by the following vendors:



               Fisher Scientific.....................lab supplies
               Travel & Transport................    travel
               Van Leer......................steel drums
               M. G. Maher...................freight forwarding
               National Car Rental...............    car rental
               Sprint........................long distance phone service

OSCA will reimburse GLC $1,216 per month as its portion of the overall cost to administer the purchasing and logistics program.

         (b) Service Coordinators. The initial Purchasing Service Coordinators will be Pat Weigal for GLC and Patrick Thibodeaux for OSCA.

         (c) Time Period. The Time Period for Purchasing services shall begin on the Effective Date and shall end upon the first to occur of (i) the Distribution Date, (ii) the Divestiture Date and (iii) the cancellation of Purchasing services by OSCA.

TREASURY

         (a) Treasury Services. GLC will assist OSCA in obtaining a credit facility with a commercial bank(s) (the "Credit Facility"). As GLC will be required to guarantee the OSCA line of credit, OSCA will pay GLC fifteen (15) basis points per year for providing this guarantee on the full facility.

         (b) Service Coordinators. The initial Treasury Service Coordinators will be Gregory Heinlein for GLC and Steven Brading for OSCA.

         (c) Time Period. Notwithstanding the termination provisions of Section 4 of the Agreement, the obligations of GLC and OSCA for the Treasury services described herein shall remain in effect as long as the Credit Facility is outstanding.

CASH MANAGEMENT

         (a) Cash Management Services. GLC will provide cash management services such as daily balance reporting, account funding and short-term investing of cash balances. OSCA will reimburse GLC $2,000 per month as its portion of the cost to administer the cash management program.

         (b) Service Coordinators. The initial Cash Management Service Coordinators will be Denis Tian for GLC and Steven Brading for OSCA.

         (c) Time Period. The Time Period for Cash Management services shall begin on the Effective Date and shall end upon the first to occur of (i) the Distribution Date, (ii) the Divestiture Date and (iii) the cancellation of Cash Management services by OSCA.